UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective March 1, 2013, DHI Mortgage Company, Ltd., a Texas limited partnership (“DHI Mortgage” or the “Seller”), and a subsidiary of D.R. Horton, Inc., a Delaware corporation, U.S. Bank National Association, a national banking association, as a buyer, as administrative agent, and as syndication agent (“U.S. Bank” or “Buyer” or “Administrative Agent” or “Syndication Agent”) and other buyers listed as a buyer hereto entered into an Amended and Restated Master Repurchase Agreement, (the “Repurchase Facility”). The Repurchase Facility effectively replaces and amends the Master Repurchase Agreement, dated March 27, 2008 as amended by, the First Amendment to the Master Repurchase Agreement, dated March 5, 2009, the Second Amendment to the Master Repurchase Agreement, dated September 23, 2009, the Third Amendment to the Master Repurchase Agreement, dated March 4, 2010, the Fourth Amendment to the Master Repurchase Agreement, dated July 30, 2010, the Fifth Amendment to the Master Repurchase Agreement, dated March 4, 2011, the Sixth Amendment to the Master Repurchase Agreement, dated June 29, 2011, the Seventh Amendment to the Master Repurchase Agreement, dated November 29, 2011, the Eighth Amendment to the Master Repurchase Agreement, dated March 2, 2012, and the Ninth Amendment to the Master Repurchase Agreement, dated September 6, 2012.

The primary purpose of the Repurchase Facility is to provide financing and liquidity to DHI Mortgage by facilitating purchase transactions in which DHI Mortgage transfers eligible loans to buyers against the transfer of funds by buyers (thereby becoming purchased loans). The purchase transactions are based on the terms and conditions in the Repurchase Facility and the ancillary or operative agreements attached thereto or referred to therein, including the Amended and Restated Custody Agreement dated March 1, 2013 by and between DHI Mortgage and U.S. Bank (the “Custody Agreement”). Amounts outstanding under the Repurchase Facility are not guaranteed by D.R. Horton, Inc. or any of its subsidiaries that guarantee homebuilding debt.

The Repurchase Facility has a maximum aggregate commitment amount of $300 million subject to an accordion feature that could increase the maximum aggregate commitment amount to $400 million based on the Administration Agent obtaining increased committed sums from existing buyers, new commitments from prospective buyers, or a combination of both.

DHI Mortgage effectively pays interest on each advance under the Repurchase Facility at a per annum rate equal to the Pricing Rate, as defined in the Repurchase Facility. In no event will the Pricing Rate be less than 2.75%. The Repurchase Facility term is through the earlier of (i) March 1, 2014, or (ii) the date when the buyers’ commitments are terminated pursuant to the Repurchase Facility, by order of any governmental authority or by operation of law. The Repurchase Facility is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01 and the Custody Agreement is filed herewith as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01. “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Master Repurchase Agreement, dated March 1, 2013 among DHI Mortgage Company, Ltd. and U.S. Bank National Association, as a Buyer, Administrative Agent and Syndication Agent, and all other Buyers.

10.2	Amended and Restated Custody Agreement, dated March 1, 2013, by and between DHI Mortgage Company, Ltd. and U.S. Bank National Association, as Administrative Agent and representative of certain buyers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: March 1, 2013	By:	/s/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Master Repurchase Agreement, dated March 1, 2013 among DHI Mortgage Company, Ltd. and U.S. Bank National Association, as a Buyer, Administrative Agent and Syndication Agent, and all other Buyers.

10.2	Amended and Restated Custody Agreement, dated March 1, 2013, by and between DHI Mortgage Company, Ltd. and U.S. Bank National Association, as Administrative Agent and representative of certain buyers.